Contact:	Corey Horsch
Vice President, Chief Financial Officer
and Treasurer
(405) 225-4800

SONIC REPORTS IMPROVED SALES PERFORMANCE
FOR THE FOURTH FISCAL QUARTER OF 2018

OKLAHOMA CITY (October 16, 2018) - Sonic Corp. (NASDAQ: SONC), the nation’s largest chain of drive-in restaurants, today announced results for its fourth fiscal quarter ended August 31, 2018.

Key highlights of the company’s fourth quarter of fiscal year 2018 included:

•	Net income per diluted share increased 2% to $0.51 versus $0.50 in the prior-year period; adjusted net income per diluted share increased 16% to $0.52 versus $0.45 in the prior-year period;

•	System same-store sales rose 2.6%, consisting of a 2.6% same-store sales increase at franchise drive-ins and a 2.5% increase at company drive-ins;

•	Company drive-in margins declined by 80 basis points as compared to the year-ago period;

•	23 system drive-ins opened; and

•	The company repurchased approximately 890,000 outstanding shares.

Key highlights of the company’s fiscal year 2018 included:

•	Net income per diluted share increased 29% to $1.87 versus $1.45 in the prior-year; adjusted net income per diluted share increased 19% to $1.49 versus $1.25 in the prior-year;

•	System same-store sales declined 0.3%, consisting of a 0.3% same-store sales decrease at franchise drive-ins and a 0.8% decrease at company drive-ins;

•	Company drive-in margins were flat compared to the prior year;

•	41 system drive-ins opened; and

•	The company repurchased 5.2 million outstanding shares.

“I am proud of the progress we made over the course of fiscal 2018, culminating in solid same-store sales performance in the fiscal fourth quarter. I thank our operators for their sustained efforts to offer the most personalized experience in the quick service restaurant industry and their confidence in underwriting a strong future for the brand through investments in drive-ins, people and technology, as well as their dedication to their employees and communities,” said Cliff Hudson, Sonic Corp. CEO. “Over the past year, our team implemented initiatives to enhance our marketing reach, refresh our advertising, introduce exciting new product news and complete the rollout of mobile Order Ahead to the entire system. The future is bright for the Sonic brand.”

During fiscal year 2018, the company repurchased 5.2 million shares of its common stock for $139.2 million, representing 12% of shares outstanding, and made aggregate dividend payments of $24 million. The company ended the fiscal year with a 4.7x net-debt-to-EBITDA leverage ratio based on $144.8 million of EBITDA for the fiscal year.

Financial Overview
For the fourth fiscal quarter of 2018, the company’s net income totaled $18.6 million or $0.51 per diluted share compared to net income of $20.8 million or $0.50 per diluted share in the same period of the prior year. Excluding the items outlined below, net income was flat and net income per diluted share increased 16% to $0.52. The lower tax rate resulting from federal tax reform benefitted adjusted earnings per share by approximately $0.05. Excluding the total impact of federal tax reform, adjusted net income per diluted share improved 4% to $0.47 in the fourth quarter of fiscal year 2018.

The following analysis of non-GAAP adjustments is intended to supplement the presentation of the company’s financial results in accordance with GAAP.  The company believes the presentation of this analysis provides useful information to investors and management regarding the underlying business trends and the performance of the company’s ongoing operations and is helpful for period-to-period and company-to-company comparisons, which management believes will assist investors in analyzing the financial results of the company and predicting future performance.

(In thousands, except per share amounts)
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	Three months ended		Three months ended
	August 31, 2018		August 31, 2017
	Net	Diluted	Net	Diluted	Net Income		Diluted EPS
	Income	EPS	Income	EPS	$ Change	% Change	$ Change	% Change
Reported – GAAP	$18,592	$0.51	$20,831	$0.50	$(2,239)	(11)%	$0.01	2%
Payment card breach expense (1)	468	0.01	—	—
Tax impact on payment card breach expense (2)	(137)	0.00	—	—
Net gain on refranchising transactions (3)	—	—	(113)	0.00
Tax impact on refranchising transactions (5)	—	—	41	0.00
Restructuring charges (4)	—	—	1,819	0.04
Tax impact of restructuring charges (5)	—	—	(672)	(0.02)
Gain on sale of real estate	—	—	(4,702)	(0.11)
Tax impact on real estate sale (5)	—	—	1,738	0.04
Adjusted - Non-GAAP	$18,923	$0.52	$18,942	$0.45	$(19)	—%	$0.07	16%
________________

(1)	Costs include legal fees.

(2)	Tax impact during the period at a consolidated blended statutory tax rate of 29.3%.

(3)	Includes amortization of the deferred gain recorded for a refranchising transaction that occurred in the second fiscal quarter of 2017.

(4)	During the fourth quarter of fiscal year 2017 the company incurred severance costs related to the elimination of certain corporate positions.

(5)	Tax impact during the period at an adjusted effective tax rate of 37.0%.

For fiscal year 2018, the company’s net income totaled $71.2 million or $1.87 per diluted share compared to net income of $63.7 million or $1.45 per diluted share for the prior year. Excluding the items outlined below, net income increased 3% and net income per diluted share increased 19% to $1.49. The lower tax rate resulting from federal tax reform benefitted adjusted earnings per share by approximately $0.15. Excluding the total impact of federal tax reform, adjusted net income per diluted share improved 7% to $1.34 in fiscal year 2018.

(In thousands, except per share amounts)

	Fiscal year ended		Fiscal year ended
	August 31, 2018		August 31, 2017
	Net	Diluted	Net	Diluted	Net Income		Diluted EPS
	Income	EPS	Income	EPS	$ Change	% Change	$ Change	% Change
Reported – GAAP	$71,205	$1.87	$63,663	$1.45	$7,542	12%	$0.42	29%
Payment card breach expense (1)	1,676	0.04	—	—
Tax impact on payment card breach expense (2)	(548)	(0.01)	—	—
Loss from debt transaction (3)	1,310	0.03	—	—
Tax impact on debt transaction (4)	(384)	(0.01)	—	—
Discrete impact of the Tax Cuts and Jobs Act	(14,120)	(0.37)	—	—
Net gain on refranchising transactions (5)	(3,153)	(0.08)	(6,758)	(0.15)
Tax impact on refranchising transactions (6)	924	0.02	2,542	0.06
Gain on sale of investment in refranchised drive-in operations (7)	—	—	(3,795)	(0.09)
Tax impact on sale of investment in refranchised drive-in operations (8)	—	—	1,350	0.03
Restructuring charges (9)	—	—	1,819	0.04
Tax impact of restructuring charges (10)	—	—	(672)	(0.02)
Gain on sale of real estate	—	—	(4,702)	(0.11)
Tax impact on real estate sale (10)	—	—	1,738	0.04
Adjusted - Non-GAAP	$56,910	$1.49	$55,185	$1.25	$1,725	3%	$0.24	19%
________________

(1)	Costs include legal fees, investigative fees and costs related to customer response.

(2)	Combined tax impact at consolidated blended statutory tax rates of 38.2% during the first quarter of fiscal year 2018 and 29.3% during the second, third and fourth quarters of fiscal year 2018.

(3)
Includes a $0.7 million write-off of unamortized deferred loan fees related to the reduction of the company's variable funding note commitments, as well as a $0.4 million write-off of unamortized deferred loan fees related to the prepayment on the company's 2013 and 2016 fixed rate notes. Additionally, as required by the terms of the 2016 fixed rate notes, we paid a $0.2 million prepayment premium.

(4)	Tax impact during the period at a consolidated blended statutory tax rate of 29.3%.

(5)
During the third quarter of fiscal year 2018, we completed transactions to refranchise the operations of 41 company drive-ins. During the first and second quarters of fiscal year 2017, we completed transactions to refranchise the operations of 110 company drive-ins. In one of the transactions, a portion of the proceeds was applied as the initial payment for an option to purchase the real estate within the next 24 months. The franchisee initiated exercise of a portion of the option during the third quarter of fiscal year 2017. Until the option was fully exercised, the franchisee made monthly lease payments which were included in other operating income, net of sub-lease expense. In another transaction, we recorded a deferred gain as a result of a real estate purchase option extended to the franchisee. The deferred gain is being amortized into income through January 2020 when the option becomes exercisable. During the third quarter of fiscal year 2017, we also made adjustments to the retained minority investment related to the refranchising transactions that occurred in the first six months of the fiscal year.

(6)	Tax impact at a consolidated blended statutory tax rate of 29.3% during fiscal year 2018; a combined tax impact at an effective tax rate of 35.6% during the first quarter of fiscal year 2017 and at adjusted effective tax rates of 36.0%, 48.7% and 37.0% during the second, third and fourth quarters of fiscal year 2017, respectively.

(7)	We recorded a gain related to minority investments in franchise operations retained as part of a refranchising transaction that occurred in fiscal year 2009.

(8)	Tax impact during the period at an adjusted effective tax rate of 35.6%.

(9)	During the fourth quarter of fiscal year 2017 the company incurred severance costs related to the elimination of certain corporate positions.

(10)	Tax impact during the period at an adjusted effective tax rate of 37.0%.

Agreement to be Acquired by Inspire Brands
On September 25, 2018, Sonic and Inspire Brands, Inc. (“Inspire”) announced that they have entered into a definitive merger agreement under which Inspire will acquire Sonic for $43.50 per share in cash in a transaction valued at approximately $2.3 billion including the assumption of Sonic’s debt.

Inspire is a multi-brand restaurant company whose portfolio includes more than 4,700 Arby’s, Buffalo Wild Wings, and Rusty Taco locations worldwide. Following the completion of the transaction, Sonic will be a privately held subsidiary of Inspire and will continue to be operated as an independent brand.

In light of the pending transaction with Inspire, Sonic will not host a conference call to discuss its fourth fiscal quarter earnings results.

About Sonic
SONIC, America's Drive-In is the nation's largest drive-in restaurant chain serving approximately 3 million customers every day. Ninety-five percent of SONIC's approximately 3,600 drive-in locations are owned and operated by local business men and women. For 65 years, SONIC has delighted guests with signature menu items, 1.3 million drink combinations and friendly service by iconic Carhops. Since the 2009 launch of SONIC's Limeades for Learning philanthropic campaign in partnership with DonorsChoose.org, SONIC has donated $10.7 million to public school teachers nationwide to fund essential learning materials and innovative teaching resources to inspire creativity and learning in their students. To learn more about Sonic Corp. (NASDAQ/NM: SONC), please visit sonicdrivein.com and please visit or follow us on Facebook and Twitter. To learn about SONIC's Limeades for Learning initiative, please visit LimeadesforLearning.com.
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those expressed in, or underlying, these forward-looking statements are detailed in the company’s annual and quarterly report filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.
The tables that follow provide information regarding the number of company drive-ins, franchise drive-ins and system drive-ins in operation as of the end of the periods indicated.  In addition, these tables provide information regarding franchise sales, system growth in sales, and both franchise and system average drive-in sales and change in same-store sales.  System information includes both company and franchise drive-in information, which we believe is useful in analyzing the growth of our brand.  While we do not record franchise drive-in sales as revenues, we believe this information is important in understanding our financial performance since we calculate and record franchise royalties based on a percentage of franchise sales.  This information also is indicative of the financial health of our franchisees.

SONC-F

SONIC CORP.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three months ended August 31,		Fiscal year ended August 31,
	2018	2017	2018	2017
Revenues:
Company Drive-In sales	$58,505	$72,601	$240,722	$296,101
Franchise Drive-Ins:
Franchise royalties and fees	49,677	47,840	172,443	170,527
Lease revenue	2,516	1,962	7,804	7,436
Other	1,056	1,165	2,621	3,203
Total revenues	111,754	123,568	423,590	477,267

Costs and expenses:
Company Drive-Ins:
Food and packaging	15,720	19,859	66,583	80,971
Payroll and other employee benefits	20,683	24,789	88,008	107,477
Other operating expenses, exclusive of depreciation and amortization included below	11,283	13,923	48,586	61,463
Total cost of Company Drive-In sales	47,686	58,571	203,177	249,911

Selling, general and administrative	22,344	19,874	80,077	78,687
Depreciation and amortization	9,863	9,717	38,355	39,248
Provision for impairment of long-lived assets	178	148	664	1,140
Other operating income, net	(97)	(2,897)	(5,086)	(14,994)
Total costs and expenses	79,974	85,413	317,187	353,992
Income from operations	31,780	38,155	106,403	123,275

Interest expense	8,647	7,472	33,058	29,206
Interest income	(543)	(351)	(1,904)	(1,398)
Loss from debt transactions	—	—	1,310	—
Net interest expense	8,104	7,121	32,464	27,808

Income before income taxes	23,676	31,034	73,939	95,467
Provision for income taxes	5,084	10,203	2,734	31,804
Net income	$18,592	$20,831	$71,205	$63,663

Basic income per share	$0.52	$0.50	$1.89	$1.47
Diluted income per share	$0.51	$0.50	$1.87	$1.45

Weighted average basic shares	35,938	41,309	37,618	43,306
Weighted average diluted shares	36,445	41,985	38,086	44,043
໿

SONIC CORP.
Unaudited Supplemental Information

	Three months ended August 31,		Fiscal year ended August 31,
	2018	2017	2018	2017
Drive-Ins in Operation:
Company:
Total at beginning of period	179	230	228	345
Opened	—	—	—	3
Sold to franchisees	—	(2)	(49)	(117)
Closed (net of re-openings)	—	—	—	(3)
Total at end of period	179	228	179	228
Franchise:
Total at beginning of period	3,410	3,341	3,365	3,212
Opened	23	27	41	63
Acquired from the company	—	2	49	117
Closed (net of re-openings)	(6)	(5)	(28)	(27)
Total at end of period	3,427	3,365	3,427	3,365
System:
Total at beginning of period	3,589	3,571	3,593	3,557
Opened	23	27	41	66
Closed (net of re-openings)	(6)	(5)	(28)	(30)
Total at end of period	3,606	3,593	3,606	3,593

	Three months ended August 31,		Fiscal year ended August 31,
	2018	2017	2018	2017
	($ in thousands)
Sales Analysis:
Company Drive-Ins:
Total sales	$58,505	$72,601	$240,722	$296,101
Average drive-in sales	329	316	1,155	1,134
Change in same-store sales	2.5%	(4.8)%	(0.8)%	(4.7)%
Franchised Drive-Ins:
Total sales	$1,195,076	$1,136,856	$4,205,782	$4,112,062
Average drive-in sales	354	344	1,260	1,260
Change in same-store sales	2.6%	(3.2)%	(0.3)%	(3.2)%
System:
Change in total sales	3.6%	(2.2)%	0.9%	(2.4)%
Average drive-in sales	$353	$342	$1,253	$1,250
Change in same-store sales	2.6%	(3.3)%	(0.3)%	(3.3)%
Note:  Change in same-store sales based on restaurants open for a minimum of 15 months.

SONIC CORP.
Unaudited Supplemental Information

	Three months ended August 31,		Fiscal year ended August 31,
	2018	2017	2018	2017

	(In thousands)
Revenues:
Company Drive-In sales	$58,505	$72,601	$240,722	$296,101
Franchise Drive-Ins:
Franchise royalties	49,204	47,434	171,489	169,344
Franchise fees	472	406	954	1,183
Lease revenue	2,516	1,962	7,804	7,436
Other	1,056	1,165	2,621	3,203
Total revenues	$111,754	$123,568	$423,590	$477,267

	Three months ended August 31,		Fiscal year ended August 31,
	2018	2017	2018	2017
Margin Analysis (percentage of Company Drive-In sales):
Company Drive-Ins:
Food and packaging	26.9%	27.4%	27.7%	27.3%
Payroll and employee benefits	35.3	34.1	36.5	36.3
Other operating expenses	19.3	19.2	20.2	20.8
Cost of Company Drive-In sales	81.5%	80.7%	84.4%	84.4%

	August 31,	August 31,
	2018	2017

	(In thousands)
Selected Balance Sheet Data:
Cash and cash equivalents	$39,835	$22,340
Current assets	104,429	89,184
Property, equipment and capital leases, net	298,222	312,380
Total assets	$531,134	$561,744

Current liabilities, including capital lease obligations and long-term debt due within one year	$62,079	$58,616
Obligations under capital leases due after one year	13,003	16,167
Long-term debt due after one year, net of debt issuance costs	701,478	628,116
Total liabilities	819,980	763,502
Stockholders' deficit	$(288,846)	$(201,758)

The following analysis of non-GAAP adjustments is intended to supplement the presentation of the company’s financial results in accordance with GAAP.  The company believes the presentation of this analysis provides useful information to investors and management regarding the underlying business trends and the performance of the company’s ongoing operations and is helpful for period-to-period and company-to-company comparisons, which management believes will assist investors in analyzing the financial results of the company and predicting future performance.

	Three months ended August 31, 2018				Three months ended August 31, 2017
	Reported GAAP	Adjustments		Adjusted Non-GAAP	Reported GAAP	Adjustments		Adjusted Non-GAAP
	(In thousands)
Total Revenues	$111,754	$—		$111,754	$123,568	$—		$123,568

Total cost of Company Drive-in sales	47,686	—		47,686	58,571	—		58,571
Selling, general and administrative	22,344	(468)	(1)	21,876	19,874	—		19,874
Depreciation and amortization	9,863	—		9,863	9,717	—		9,717
Provision for impairment of long-lived assets	178			178	148			148
Other operating income, net	(97)	—		(97)	(2,897)	2,996	(2)	99
Total cost and expenses	79,974	(468)		79,506	85,413	2,996		88,409
Income from Operations	$31,780	$468		$32,248	$38,155	$(2,996)		$35,159
________________

(1)	Payment card breach expenses recorded in the fourth quarter of fiscal year 2018.

(2)
Includes the $113 thousand pretax net gain on refranchising transactions, the $1,819 thousand pretax severance costs related to the elimination of certain corporate positions and the $4,702 pretax gain on real estate recorded in the fourth quarter of fiscal year 2017.

	Fiscal year ended August 31, 2018				Fiscal year ended August 31, 2017
	Reported GAAP	Adjustments		Adjusted Non-GAAP	Reported GAAP	Adjustments		Adjusted Non-GAAP
	(In thousands)
Total Revenues	$423,590	$—		$423,590	$477,267	$—		$477,267

Total cost of Company Drive-in sales	203,177	—		203,177	249,911	—		249,911
Selling, general and administrative	80,077	(1,676)	(1)	78,401	78,687	—		78,687
Depreciation and amortization	38,355	—		38,355	39,248	—		39,248
Provision for impairment of long-lived assets	664			664	1,140			1,140
Other operating income, net	(5,086)	3,153	(2)	(1,933)	(14,994)	13,436	(3)	(1,558)
Total cost and expenses	317,187	1,477		318,664	353,992	13,436		367,428
Income from Operations	$106,403	$(1,477)		$104,926	$123,275	$(13,436)		$109,839
________________

(1)	Payment card breach expenses recorded in fiscal year 2018.

(2)	Includes the pretax gain on refranchising transactions recorded in fiscal year 2018.

(3)
Includes the $6,758 thousand pretax net gain on refranchising transactions during fiscal year 2017, the $3,795 thousand pretax gain on the sale of investment in refranchised drive-in operations during the first quarter of fiscal year 2017 and the $1,819 thousand pretax severance costs related to the elimination of certain corporate positions and $4,702 pretax gain on real estate recorded in the fourth quarter of fiscal year 2017.